EXHIBIT 1


                            ASSET PURCHASE AGREEMENT


                                     BETWEEN

                           GEAC COMPUTER SYSTEMS, INC.

                                       AND

                               CLARUS CORPORATION









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                                TABLE OF CONTENTS
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1.    Purchase and Sale of the Assets...........................................................2
   1.1.  Purchase of the Assets.................................................................2
   1.2.  Further Assurances.....................................................................3
   1.3.  Purchase Price for the Acquired Assets.................................................3
   1.4.  Assumption of Certain Liabilities......................................................4
   1.5.  Certain Employee Matters...............................................................4
   1.6.  Allocation of Purchase Price and Assumed Liabilities...................................5
   1.7.  Closing................................................................................5
   1.8.  Intentionally Omitted..................................................................6
   1.9.  A/R Adjustment.........................................................................6
   1.10.    Company Actions.....................................................................8
2.    Representations of the Company............................................................9
   2.1.  Organization; Capital Stock............................................................9
   2.2.  Authorization..........................................................................9
   2.3.  Ownership of Acquired Assets..........................................................10
   2.4.  Acquired Assets Complete..............................................................10
   2.5.  Financial Statements..................................................................10
   2.6.  Absence of Undisclosed Liabilities....................................................11
   2.7.  Litigation............................................................................11
   2.8.  Insurance.............................................................................12
   2.9.  Fixed Assets..........................................................................12
   2.10.    Change in Financial Condition and Assets...........................................12
   2.11.    Accounts Receivable................................................................12
   2.12.    Tax Matters........................................................................12
   2.13.    Books and Records..................................................................14
   2.14.    Contracts and Commitments..........................................................14
   2.15.    Compliance with Agreements and Laws................................................17
   2.16.    Employee Relations.................................................................17
   2.17.    Employee Benefit Plans.............................................................17
   2.18.    Employee Indebtedness..............................................................18
   2.19.    Powers of Attorney and Suretyships.................................................18
   2.20.    Suppliers..........................................................................19
   2.21.    Real and Leased Property...........................................................19
   2.22.    Environmental Matters..............................................................19
   2.23.    Warranty and Product Liability Claims..............................................21
   2.24.    Prepayments and Deposits...........................................................21
   2.25.    Disclosure.........................................................................21
3.    Representations of the Buyer ............................................................21
   3.1.  Organization and Authority............................................................21
   3.2.  Authorization.........................................................................22
   3.3.  Regulatory Approvals..................................................................22
4.    Access to Information; Public Announcements; Covenants of the Company....................22
   4.1.  Access to Management, Properties and Records..........................................22
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   4.2.  Confidentiality.......................................................................22
   4.3.  Public Announcements..................................................................23
   4.4.  Third Party Acquisitions..............................................................23
   4.5.  Filings; Other Actions; Notification..................................................25
   4.6.  Information Supplied..................................................................26
   4.7.  Stockholders Meeting..................................................................27
   4.8.  Cooperation Regarding Shared Contracts................................................27
   4.9.  Effect of Termination and Abandonment.................................................27
5.    Pre-Closing Covenants of the Company.....................................................28
   5.1.  Conduct of Business...................................................................28
   5.2.  Absence of Material Changes...........................................................28
   5.3.  Continued Truth of Representations and Warranties.....................................28
   5.4.  Reports, Taxes........................................................................29
   5.5.  Communications with Customers and Suppliers...........................................29
6.    Efforts to Obtain Satisfaction of Conditions.............................................29
7.    Conditions to Obligations of the Buyer...................................................29
   7.1.  Continued Truth of Representations and Warranties of the Company;
         Compliance with Covenants and Obligations.............................................29
   7.2.  Corporate Proceedings and Shareholder Approval........................................29
   7.3.  The Acquired Assets...................................................................30
   7.4.  Governmental Approvals................................................................30
   7.5.  Consent of Third Parties..............................................................30
   7.6.  Adverse Proceedings...................................................................30
   7.7.  Opinion of Counsel....................................................................30
   7.8.  Material Adverse Change...............................................................30
   7.9.  Trademark License Agreement...........................................................30
   7.10.    Intentionally Omitted..............................................................31
   7.11.    Fulfillment of Closing Conditions in IP Asset Purchase Agreement...................31
   7.12.    Execution of the Stockholders Agreement............................................31
   7.13.    Intentionally Omitted..............................................................31
   7.14.    Closing Deliveries.................................................................31
8.    Conditions to Obligations of the Company.................................................32
   8.1.  Continued Truth of Representations and Warranties of the Buyer;
         Compliance with Covenants and Obligations ............................................32
   8.2.  Company Proceedings...................................................................32
   8.3.  Governmental Approvals................................................................32
   8.4.  Consents of Third Parties.............................................................32
   8.5.  Adverse Proceedings...................................................................32
   8.6.  Opinion of Counsel....................................................................33
   8.7.  Fulfillment of Closing Conditions in IP Asset Purchase Agreement......................33
   8.8.  Execution of the Indemnification Agreement............................................33
   8.9.  Closing Deliveries....................................................................33
   8.10.    Stockholder Approval...............................................................34
9.    Post-Closing Agreements..................................................................34
   9.1.  Proprietary Information...............................................................34
   9.2.  Limitation on Use of Name.............................................................34
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   9.3.  Non-Competition Agreement.............................................................34
   9.4.  Sharing of Data.......................................................................35
   9.5.  Cooperation of the Company............................................................35
   9.6.  Cooperation of the Buyer..............................................................36
   9.7.  Buyer's Use of Premises for the Business..............................................36
   9.8.  Onyx Software and Customer Database...................................................36
   9.9.  Limited License to the Company to use the software comprising the Acquired Assets.....36
   9.10.    Electronic Commerce Distribution Rights; Fusion....................................37
10.   Termination of Agreement; Option to Proceed; Damages.....................................37
   10.1.    Termination by Lapse of Time.......................................................37
   10.2.    Termination by Agreement of the Parties............................................37
   10.3.    Termination by Reason of Breach....................................................37
   10.4.    Availability of Remedies at Law....................................................37
11.   Dispute Resolution.......................................................................38
   11.1.    General............................................................................38
   11.2.    Consent of the Parties.............................................................38
   11.3.    Arbitration........................................................................38
12.   Brokers..................................................................................39
   12.1.    For the Company....................................................................39
   12.2.    For the Buyer......................................................................39
13.   Notices..................................................................................39
14.   Successors and Assigns...................................................................40
15.   Entire Agreement; Amendments; Attachments................................................40
16.   Severability.............................................................................40
17.   Expenses.................................................................................41
18.   Governing Law............................................................................41
19.   Section Headings.........................................................................41
20.   Counterparts.............................................................................41
21.   Definition of Knowledge..................................................................41
22.   Construction.............................................................................41
23.   Defined Terms............................................................................41
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                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of the 24th day of August, 1999 by and among Clarus Corporation, a Delaware corporation (the "Company"), and Geac Computer Systems, Inc., a Georgia corporation (the "Buyer"). All amounts referred to herein as denominated in "dollars" or preceded by the "$" sign are stated in U.S. dollars.

         WHEREAS, the Company desires to sell substantially all of the assets and transfer certain of the liabilities of the Business for the consideration set forth below, subject to the terms and conditions of this Agreement;

         WHEREAS, the Buyer desires to purchase such assets and assume such liabilities, subject to the terms and conditions of this Agreement;

         WHEREAS, the Board of Directors of the Buyer has approved the transactions contemplated herein upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, for purposes of this Agreement, the term "Business" means all of the business conducted by the Company, of each and every nature, relating to the development, marketing, licensing and sale of products for use in the Financial, Enterprise Resource Planning and Human Resources markets, and, for greater certainty, excluding the Electronic Commerce Business;

         WHEREAS, for purposes of this Agreement, the term "Electronic Commerce Business" means the development, marketing, licensing and sale of products for use in electronic commerce, currently consisting of the "Clarus E Procurement" and "Clarus Commerce" products;

         WHEREAS, as a condition subsequent to the Buyer's entering into this Agreement, certain stockholders of the Company (the "Signatory Stockholders") shall have entered into a Stockholders Agreement with the Buyer (the "Stockholders Agreement") on or before August 26, 1999, pursuant to which the Signatory Stockholders will have, among other things, granted to the Buyer a proxy with respect to the voting of their shares of capital stock in the Company upon the terms and subject to the conditions set forth in the Stockholders Agreement (the "Proxy");

         WHEREAS, the Proxy is to be granted with respect to approximately 2,113,558 shares of capital stock in the Company, which shares represent approximately 19.1% of the total outstanding capital stock in the Company as of the date hereof; and

         WHEREAS, the Board of Directors of the Company (the "Company's Board of Directors") has approved this Agreement, has determined that the transactions contemplated by this Agreement, taken together, are in the best interests of the Company's stockholders and has

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recommended that the stockholders of the Company approve this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. Purchase and Sale of the Assets.

               1.1. Purchase of the Assets. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement, the Company will sell, transfer, convey, assign and deliver to the Buyer, and the Buyer will purchase, acquire, accept and pay for, all the Company's right, title and interest in and to all of the assets set forth below and used by the Company in the operation of the Business, together with the goodwill related thereto (collectively, the "Acquired Assets"):

                    (i) all accounts receivable of the Business, including, without limitation, trade, e-mail retail and mail order accounts receivable, existing on the Closing Date;

                    (ii) all prepaid expenses and other similar assets of the Company existing on the Closing Date as set forth on Schedule 1.1(ii) hereto, including the cash represented by such assets, but excluding tax refunds and insurance proceeds;

                    (iii) all rights of the Company under the Assumed Contracts; provided, however, that only those employment or consulting agreements with any current or past employees of the Company which are designated by the Buyer in writing shall be assumed by the Buyer;

                    (iv) all books, records and accounts, correspondence, production records, technical, manufacturing and procedural manuals, customer lists, customer files, customer support files, employment records, accounting records relating to the Accounts Receivable (as defined below), studies, reports or summaries relating to any environmental conditions or consequences of any operation, present or former, as well as all studies, reports or summaries relating to any environmental aspect or the general condition of the Acquired Assets, and any confidential information which has been reduced to writing and relating to the Business but excluding all corporate and stockholder records and minute books, all accounting records not specifically referenced above and all tax records;

                    (v) all rights of the Company under express or implied warranties from the suppliers of the Company, to the extent the same may be assigned;

                    (vi) all of the machinery, equipment, tools, fixtures, office equipment (including, without limitation, all computer equipment, but excluding telephone equipment, PBX and related software, such as the Symposium software), owned vehicles and transportation equipment, owned by the Company and utilized in the Business on the Closing Date whether or not reflected as a capital asset in the Company's accounting records;

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                    (vii) all Commercial Software Rights (as defined in Section
2.14 below) (a) used by the Company or its subsidiaries primarily in the Business which are transferable without the consent of the licensor or, (b) used by the Company or its subsidiaries in the Business and the Company and its subsidiaries' other operations which are transferable in part without the consent of the licensor;

                    (viii) the rights of the Company to assign, transfer or convey all contracts, agreements and other understandings or arrangements between the Company and any other party with respect to the Business relating to confidentiality (the "Confidentiality Agreements"); and

                    (ix) all other assets, properties, claims, rights and interests of the Company which are primarily utilized in the Business and exist on the Closing Date, of every kind and description, whether tangible or intangible, personal or mixed, excluding the assets set forth on Schedule 2.4.

               1.2. Further Assurances. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, the Company shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Acquired Assets and to carry out the purpose and intent of this Agreement. The parties acknowledge and agree that from time to time after the Closing the Buyer may request the Company to transfer, assign and convey any or all of the Confidentiality Agreements to the Buyer. The Company agrees that it shall take all such action as the Buyer may reasonably request to effect any such transfer, assignment and conveyance, except to the extent that such Confidentiality Agreements may not by their terms permit such transfer, assignment and conveyance.

               1.3. Purchase Price for the Acquired Assets.

                    (a) The aggregate purchase price to be paid by the Buyer for the Acquired Assets shall be the sum of Five Million Nine Hundred Sixty Thousand Dollars ($5,960,000) plus the Assumed Liabilities (the "Purchase Price"). The Purchase Price shall be payable in the manner described in Subsection 1.3(b) and shall be subject to adjustment as set forth in Section 1.9 below and Section 2.1(d) of the Indemnification Agreement (as defined below).

                    (b) At the Closing:

                         (i) the aggregate sum of Three Million Fifty-Three
Thousand Dollars ($3,053,000) shall be delivered by the Buyer to the Company in cash, by cashier's or certified check, or by wire transfer of immediately available funds to an account designated by the Company (the "Cash Payment");

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                         (ii) the aggregate sum of Two Million Nine Hundred
Seven Thousand Dollars ($2,907,000) (the "Escrow Amount") shall be delivered by the Buyer to a commercial bank designated by the Buyer, as escrow agent, to be held in escrow (the "Escrow") pursuant to the terms of an Escrow Agreement, in substantially the form attached hereto as Exhibit A except for the provisions relating specifically to the escrow agent's liability and responsibilities thereunder (the "Escrow Agreement"); and

                         (iii) the Buyer will assume the Assumed Liabilities
pursuant to an Instrument of Assumption of Liabilities, as provided in Section
1.4 below.

               1.4. Assumption of Certain Liabilities.

                    (a) Assumed Liabilities. At the Closing, the Buyer shall execute and deliver an Instrument of Assumption of Liabilities (the "Instrument of Assumption") in substantially the form attached hereto as Exhibit B, pursuant to which it shall assume and agree to perform, pay and discharge, and indemnify and hold the Company harmless from, the liabilities, obligations and commitments of the Company listed on Schedule 1.4(a) attached hereto (the "Assumed Liabilities").

                    (b) Retained Liabilities. The Buyer shall not at the Closing assume or agree to perform, pay or discharge, and the Company shall remain unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, known or unknown, of the Company (other than the Assumed Liabilities), including, without limitation, any liabilities or obligations related to (i) any of the Company's indebtedness, including, without limitation, the liabilities comprising the "Current Maturities of Debt" and "Debt, Net of Current Maturities" line items on the Balance Sheet of the Company dated March 31, 1999 and attached hereto as Schedule 1.4(b) (the "Initial Asset/Liability Schedule"), (ii) any litigation involving the Company, (iii) brokers or other third parties acting on behalf of the Company in connection with the sale of the Acquired Assets, (iv) any Employee Plan maintained by the Company on or prior to the Closing Date and related to the Business; (v) any Taxes which are or were due and payable in connection with the Acquired Assets or the Business on or prior to the Closing Date; (vi) any claim arising from, relating to or made in connection with any Environmental Law based on any event, action or inaction by the Company in connection with the Business or the Acquired Assets on or prior to the Closing Date; (vii) any Contract that is not an Assumed Contract; (viii) any payments to be made to employees or consultants of the Company related to the Business that are triggered by the transactions contemplated herein, including without limitation, golden parachute or golden handcuff payments; (ix) any liability related to the Company's real estate leases, including, without limitation, the current space utilized in connection with the Business; (x) the Employee Bonuses (as defined below); and (xi) any liability related to the Electronic Commerce Business.

               1.5. Certain Employee Matters. (a) The Company covenants and agrees that it will maintain adequate staffing levels to effectively manage and operate the Business until the Closing Date (it being understood that so long as the Company fulfills this covenant the failure of any employees offered employment by the Buyer in accordance with the provisions of this Section 1.5 to accept such offer of employment shall not constitute a Business Material Adverse

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Effect (as defined below)). On or prior to the Closing Date, the Buyer shall offer employment to a minimum of 90% of the individuals listed on Schedule 2.16 attached hereto (the "ERP List") who are still employees of the Company at such time on terms and conditions which, taken as a whole, are substantially similar to the economic terms and conditions of such individuals' employment arrangements as of the date hereof. In the event that any individual on the ERP List is offered employment by the Buyer and declines such offer of employment, the Company shall not create or maintain any position (whether as an employee or consultant) for such individual in the Company's remaining operations for 12 months from and after the Closing Date. To the extent that any obligations arise as a result of the termination of any individual's employment with the Company, including severance payments, stay bonuses and accrued vacation and sick time, such obligations shall be and remain the liability of the Company and shall be satisfied in full on or prior to the Closing Date.

               (b) From and after the date hereof through the Closing Date, the Buyer shall be entitled to contact the individuals listed on Schedule 1.5(b) attached hereto to discuss possible employment with the Buyer after the Closing Date.

               (c) On or prior to the Closing Date, the Company shall pay a pro rata portion of the bonuses payable under its current employee bonus program up to the Closing Date to all eligible employees on the ERP List who are still employees of the Company at the Closing Date (the "Employee Bonuses").

               (d) Nothing expressed or implied herein shall confer upon any past or present employee of the Company, their representatives, beneficiaries, successors and assigns, nor upon any collective bargaining agent, any rights or remedies of any nature, including, without limitation, any rights to employment or continued employment with the Buyer, the Company, or any successor or affiliate; nor shall the Buyer, the Company or their affiliates be precluded or prevented from terminating or amending any Employee Plan (as defined below).

               1.6. Allocation of Purchase Price and Assumed Liabilities. The parties agree to allocate the Purchase Price, for all tax and financial accounting purposes, as set forth on Schedule 1.6 attached hereto and agree to reflect such allocation on all tax returns filed by them which require such information.

               1.7. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Epstein Becker & Green, P.C., 75 State Street, Boston, Massachusetts at 10:00 a.m., Boston Time, or such other place and time as the parties shall mutually agree, as soon as all the necessary consents and approvals to the transactions contemplated herein are obtained by the parties (the "Closing Date"), but in no event later than the second business day following the satisfaction of the conditions set forth in Sections 7.4, 7.5 and 8.9. The transfer of the Acquired Assets to the Buyer shall be deemed to occur at 12:02 a.m., Boston time, on the Closing Date.


               1.8. Intentionally Omitted.

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               1.9. A/R Adjustment. The Purchase Price set forth in Section 1.3 above shall be further subject to adjustment after the Closing as follows:

                    (a) The Buyer shall have the right and obligation to collect all Closing A/R for its own behalf for a period of one hundred eighty (180) days after the Closing in the case of Non-LT Closing A/R (the "First Collection Period") and for a period of thirty (30) days after the payment due date for each such Long-Term Closing A/R in the case of Long-Term Closing A/R (the "Second Collection Period" and, together with the First Collection Period, the "Collection Periods") and will use all commercially reasonable efforts to do so as expeditiously as possible. The Buyer shall use collection efforts substantially consistent with the Buyer's current collection practices to collect the Closing A/R and may, in its sole discretion, use a collection agency or commence legal action in connection with such collection efforts; provided, that the Buyer shall provide written notice to the Company at least twenty (20) days prior to the commencement of legal action in connection with such collection efforts by the Buyer against any customer that is a customer of both the Buyer and the Company. During the Collection Periods, the Company shall cooperate with the Buyer, and may participate with the Buyer in the collection of the Closing A/R, provided that the Buyer shall have control over the timing and method of such collection efforts.

                    (b) Within fifteen (15) business days after the end of the First Collection Period, the Buyer shall deliver a written statement to the Company certified as accurate by its Chief Financial Officer: (i) setting forth the amount of the Non-LT Closing A/R that has been collected by the Buyer during the First Collection Period, the aggregate amount of the Non-LT Closing A/R that remains uncollected or is deemed uncollected at the end of the First Collection Period (such uncollected amount, the "Uncollected Non-LT A/R"), and a list of the Uncollected Non-LT A/R, including the names of the account debtors and the amounts owed by each and (ii) instructing the Company to pay to the Buyer, by wire transfer of immediately available funds, an amount equal to the Uncollected Non-LT A/R net of any reserve for doubtful accounts used in determining the "Accounts Receivable Balance, net of allowance for Doubtful Accounts" indicated in the Closing Statement of Value. The Company shall immediately pay the amount referenced in the Buyer's instructions. The amount of the Uncollected Non-LT A/R that is paid to the Buyer shall constitute a reduction in Purchase Price. Upon receipt of payment from the Company, the Buyer shall promptly convey to the Company all Uncollected Non-LT A/R for the Company's own account and collection, together with any documentation or other tangible evidence of such Uncollected Non-LT A/R that will aid the Company in the collection of such amounts. Notwithstanding the foregoing, in the event that any account debtor that owes Uncollected Non-LT A/R claims that such Uncollected Non-LT A/R has been paid to the Buyer, then the Company shall have the right to audit at its own expense the Buyer's records with respect to such Uncollected Non-LT A/R during normal business hours and in a manner that does not interfere with the Buyer's ordinary business operations. In the event that as a result of such audit, the Company determines that such Uncollected Non-LT A/R has been paid to the Buyer, the Company shall notify the Buyer in writing (the "A/R Dispute Notice") of the amount, nature and basis of such dispute within fifteen (15) business days after conclusion of its audit. In the event of such dispute, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within thirty (30) days after delivery of the A/R Dispute Notice, then the dispute shall be submitted for binding resolution to

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a mutually acceptable, nationally recognized Big Five accounting firm which is independent of all parties. Upon the expiration of the First Collection Period,
(x) the Buyer shall no longer have the right or obligation to pursue or collect the Uncollected Non-LT A/R, or any portion thereof, (y) the Company shall have the right to pursue all Uncollected Non-LT A/R for its own behalf using any lawful means it chooses, and (z) the Buyer shall remit promptly (but in any event with fifteen (15) business days of receipt) to the Company all sums received with respect to the Uncollected Non-LT A/R.

                    (c) Within fifteen (15) business days after the end of the Second Collection Period, the Buyer shall deliver a written statement to the
Company: (i) setting forth the amount of the Long-Term Closing A/R that has been collected by the Buyer during the Second Collection Period, the aggregate amount of the Long-Term Closing A/R that remains uncollected or is deemed uncollected at the end of the Second Collection Period (such uncollected amount, the "Uncollected LT A/R"), and a list of the Uncollected LT A/R, including the names of the account debtors and the amounts owed by each and (ii) instructing the Company to pay to the Buyer, by wire transfer of immediately available funds, an amount equal to the Uncollected LT A/R net of the remainder of any reserve for doubtful accounts indicated on the Closing Statement of Value. The Company shall immediately pay the amount referenced in the Buyer's instructions. The amount of the Uncollected LT A/R that is paid to the Buyer shall constitute a reduction in Purchase Price. Upon receipt of payment from the Company, the Buyer shall promptly convey to the Company all Uncollected LT A/R for the Company's own account and collection, together with any documentation or other tangible evidence of such Uncollected LT A/R that will aid the Company in the collection of such amounts. Upon the expiration of the Second Collection Period, (x) the Buyer shall no longer have the right or obligation to pursue or collect the Uncollected LT A/R, or any portion thereof, (y) the Company shall have the right to pursue all Uncollected LT A/R for its own behalf using any lawful means it chooses, and (z) the Buyer shall remit promptly (but in any event with fifteen
(15) business days of receipt) to the Company all sums received with respect to the Uncollected LT A/R.

                    (d) In the event that any payment received by the Buyer during the Collection Periods is remitted by a customer which is indebted under a Closing A/R and under an account receivable arising out of the sale of services or products in the ordinary course of business after the Closing Date (a "New Receivable"), such payment shall be applied as follows: (i) if such customer designates the account receivable to which such payment is to be applied, such payment shall be applied to the account receivable so designated;
(ii) if such customer fails to designate an account receivable to which such payment is to be applied, such payment shall be applied to the account receivable that the Buyer in its reasonable judgment determines is the account receivable to which such payment relates (provided that the Buyer shall have the right to contact, but not to influence, any such customer to determine the account receivable to which such payment relates); or (iii) if such customer fails to designate an account receivable to which such payment is to be applied and there is no reasonable basis for determining the account receivable to which such payment relates, then such payment shall be applied to the Closing A/R due from such customer and the balance remaining after payment in full of all Closing A/R due from such customer shall then be applied to the New Receivable due from such customer; provided, however, that (x) with respect to any Closing A/R being contested or disputed by the payor thereof, no portion of the amount in dispute shall be deemed to have been collected by

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the Buyer with respect to such disputed account receivable due from such customer ("Disputed Account") until all amounts due from such customer have been paid or the dispute is resolved, whichever occurs first, and in the event that the Buyer receives any funds with respect to such Disputed Account after the Company has paid to the Buyer the full amount of such Disputed Account, the Buyer shall promptly remit such funds to the Company, and (y) the foregoing priorities shall not apply to payments received by the Buyer which are designated by the Customer as payment of a C.O.D. sale arising after the Closing Date.

                    (e) The Buyer shall not be responsible for the collection of accounts receivable that arose out of the Electronic Commerce Business ("Electronic Commerce A/R"). If the Buyer receives any payment from a customer that is designated by the customer as payment of an Electronic Commerce A/R, it shall forward such payment to the Company within five (5) business days of receipt.

                    (f) "Accounts Receivable" has the meaning set forth in
Section 2.11 below.

                        "Closing A/R" has the meaning set forth in Section 2.11 below.

                        "Long-Term Closing A/R" shall mean all Closing A/R identified on Schedule 2.11 attached hereto as having a scheduled payment due date more than one hundred eighty (180) days after the Closing.

                        "Non-LT Closing A/R" shall mean all Closing A/R that is not a Long-Term Closing A/R.

                    (g) If any amount required to be paid by the Company pursuant to Section 1.9(b) or 1.9(c) above is not paid within three (3) business days after it is due, the Buyer shall be entitled to submit a certificate to the Escrow Agent requesting that upon disbursement of the Escrow Amount at the termination of the Escrow Agreement, the Escrow Agent retain an amount equal to the unpaid Uncollected Non-LT A/R or Uncollected LT A/R as applicable (the "A/R Certificate").

               1.10. Company Actions. The Company hereby approves of and consents to this Agreement and represents that the Company's Board of Directors, at a meeting duly called and held, has, subject to the terms and conditions set forth herein, (i) determined that this Agreement and the transactions contemplated hereby, taken together, are in the best interests of the Company's stockholders, (ii) approved this Agreement and the transactions contemplated hereby in all respects, and (iii) resolved to recommend that the stockholders of the Company approve and adopt this Agreement; provided, however, that such recommendation and approval may be withdrawn, modified or amended to the extent that the Company's Board determines in good faith, after taking into consideration the written advice of its outside legal counsel, that failure to take such action is reasonably likely to result in a breach of the fiduciary obligations of the Company's Board of Directors under applicable law. The Company also represents that the Company's Board of Directors has reviewed the opinion of US Bancorp Piper Jaffray, financial advisor to the Company's Board of Directors (the "Financial Advisor"), that, as of the date of this

Agreement, the consideration to be received pursuant to this Agreement is fair to the Company from a financial point of view (the "Fairness Opinion"). The Company has been authorized by the Financial Advisor to permit, subject to the prior review and consent by the Financial Advisor (such consent not to be unreasonably withheld), the inclusion of the Fairness Opinion (or a reference thereto) in the Proxy Statement (as defined below).

         2. Representations of the Company. The Company represents and warrants to the Buyer as follows:

               2.1. Organization; Capital Stock. (a) Each of the Company and its subsidiaries: (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and (ii) has all requisite power and authority (corporate and otherwise) to own its properties and to carry on its business as now being conducted. The Company has made available to the Buyer a complete and correct copy of the Company's certificate of incorporation and bylaws (or comparable operating documents), each as amended to date. The Company's certificate of incorporation and bylaws (or comparable governing documents) so made available are in full force and effect. The Company does not own any shares of capital stock or other equity interest in any other entity that owns any of the Acquired Assets or conducts any portion of the Business.

               (b) On the date hereof, the Company's authorized capital stock consists of 25,000,000 shares of capital stock, of which approximately 11,072,151 shares are issued and outstanding.

               2.2. Authorization.

               The Company has all requisite power (corporate and otherwise) and authority to execute, deliver and perform its obligations hereunder except for the required approval of the stockholders of the Company. The execution and delivery by the Company of this Agreement and the agreements provided for herein, and the consummation by the Company of all transactions contemplated hereunder and thereunder, have been duly authorized by all requisite corporate and shareholder action except for the required approval of the stockholders of the Company. This Agreement has been duly executed by the Company. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company is a party constitute the valid and legally binding obligations of the Company, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and equitable principles. The execution, delivery and performance by the Company of this Agreement and the agreements provided for herein, and the consummation by the Company of the transactions contemplated hereby and thereby following approval by the Company's stockholders, will not, with or without the giving of notice or the passage of time or both: (a) violate the provisions of any law, rule or regulation applicable to the Company; (b) violate the provisions of the charter or Bylaws of the Company; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Business pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company is or may be bound, except as set forth on Schedule 2.2. Schedule 2.2 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Company of the transactions contemplated by this Agreement.

               2.3. Ownership of Acquired Assets. Schedule 2.3 attached hereto sets forth a true, correct and complete list of all claims, liabilities, security interests, mortgages, liens, pledges, charges, encumbrances and equities of any kind affecting the Acquired Assets (collectively, the "Encumbrances"). The Company is, and at the Closing will be, the true and lawful owner of the Acquired Assets, and will have the right to sell and transfer to the Buyer good title to the Acquired Assets, free and clear of all Encumbrances of any kind. The delivery to the Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good title to the Acquired Assets in the Buyer, free and clear of all Encumbrances.

               2.4. Acquired Assets Complete. Except as set forth on Schedule
2.4 attached hereto, the Acquired Assets are, when utilized by a labor force substantially similar to those employed by the Company on the date hereof, adequate and complete to conduct the Business as currently conducted by the Company.

               2.5. Financial Statements.

         (a) The Company has made available to the Buyer its Balance Sheet and Statement of Operations and Cash Flows for the year ended December 31, 1998 and the three (3) month period ended March 31, 1999 (the "Company Reports"). Each of the consolidated balance sheets included in the Company Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as of its date and each of the consolidated statements of operations and cash flows included in the Company Reports (including any related notes and schedules) fairly presents in all material respects, the results of operations, retained earnings and cash flows, as the case may be, of the Company and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Except as set forth in Company Reports filed with the SEC prior to the date hereof or as incurred in the ordinary course of business since March 31, 1999, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required under GAAP to be set forth on a consolidated balance sheet of the Company and its subsidiaries taken as a whole.

         (b) The Company has previously delivered to the Buyer the Initial Asset/Liability Schedule and a Schedule of Assets Purchased and Liabilities Assumed reflecting the Business of the Company dated as of July 31, 1999, a copy of which is attached as Schedule 2.5(b) (the "July Schedule"). The accounts reflected on the Initial Asset/Liability Schedule and the July Schedule have been prepared in accordance with GAAP consistently applied with the Company's past practices, are complete and correct in all material respects and present fairly as of their respective dates the assets and liabilities of the Business for the periods stated therein. The Initial Asset/Liability Schedule and the July Schedule contain and reflect adequate reserves, which are determined consistent with previous reserves taken, for all reasonably anticipated material losses, impairment of asset values, costs and expenses with respect to the contracts and commitments of the Business.

               2.6. Absence of Undisclosed Liabilities. Except as and to the extent (a) reflected and reserved against in the Initial Asset/Liability Schedule, (b) set forth on Schedule 2.6 attached hereto or (c) incurred in the ordinary course of business after the date of the Initial Asset/Liability Schedule, the Company has no liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which would reasonably be expected to have a Business Material Adverse Effect. For purposes of this Agreement, "Business Material Adverse Effect" means a material adverse effect on any of the financial condition, properties, business, results of operations or reasonably foreseeable prospects of the Business as contemplated on the date hereof, taking such Business as a whole (either directly or as a result of its effect on the Company), but excluding any effect on the sales of the Business or the collection of the accounts receivable of the Company resulting from the announcement of the transactions contemplated by this Agreement. For purposes of this Agreement, when a representation or warranty is qualified by the phrase "Business Material Adverse Effect," the determination of whether or not there is a Business Material Adverse Effect with respect to the matters referenced in such representation or warranty shall be made both with respect to each matter referenced therein on an individual basis and with respect to all matters referenced therein on a collective basis.

               2.7. Litigation. Except as set forth on Schedule 2.7 attached hereto, (a) there is no action, suit or proceeding to which the Company is a party and has been served pending or, to the Company's knowledge, threatened before any court or governmental agency, authority, body or arbitrator which, taken individually or together with all other such actions, suits or proceedings, would reasonably be expected to have a Business Material Adverse Effect; (b) the Company has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Company or the Acquired Assets; and
(c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency naming the Company or enjoining or requiring the Company to take any action of any kind with respect to its business, assets or properties or the Acquired Assets.

               2.8. Insurance. The Company maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses.

               2.9. Fixed Assets. Schedule 2.9 contains a true, correct and complete list as of July 31, 1999 of all fixed assets of the Business having a material value, as the term "fixed assets" is generally understood pursuant to GAAP (the "Fixed Assets"), including a description of each such asset, its original cost, the depreciation taken since its date of acquisition and the net book value thereof. Such list, as updated at the Closing, shall set forth a true, correct and complete list of all Fixed Assets as of the Closing Date, including a description of each asset, its original cost, the depreciation taken since its date of acquisition and the net book value thereof. All of the Fixed Assets are in reasonable operating condition and repair, normal wear and tear excepted, are currently used by the Company in the ordinary course of conducting the Business, and normal maintenance has been performed with respect to such Fixed Assets.

               2.10. Change in Financial Condition and Assets. Except as set forth on Schedule 2.10 attached hereto, since the date of the Initial Asset/Liability Schedule there has been no change which could reasonably be expected to have a Business Material Adverse Effect. The Company does not have any knowledge of any existing or threatened occurrence, event or development (excluding general economic conditions) which, as far as can be reasonably foreseen, could have a Business Material Adverse Effect.

               2.11. Accounts Receivable. Schedule 2.11 attached hereto sets forth a true, correct and complete schedule of the accounts receivable of the Company included in the Business (the "Accounts Receivable"), including the aging thereof, as of the date of the July Schedule. Such schedule, as updated at the Closing, shall represent a true, correct and complete schedule of the Accounts Receivable of the Company, including (i) the aging thereof, as of the Closing Date, (ii) the invoice date thereof and (iii) the scheduled payment due date thereof (the "Closing A/R"). All Accounts Receivable arose out of the licensing of software in the ordinary course of conducting the Business. All Non-LT A/R set forth on Schedule 2.11 as of the date hereof and as of the Closing Date are collectible in the face value thereof net of the reserve for doubtful accounts reflected on the July Schedule within one hundred eighty (180) days of the date of invoice, using normal collection procedures. All Long-Term A/R set forth on Schedule 2.11 as of the date hereof and as of the Closing Date are collectible in the face value thereof net of the reserve for doubtful accounts reflected on the July Schedule within one hundred eighty (180) days of the scheduled payment due date, using normal collection procedures.

               2.12. Tax Matters. Except as set forth on Schedule 2.12,

         (a) the Company and its subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes in connection with the Acquired Assets and Assumed Liabilities for any period ending on or before the date hereof, taking into account any extension of time to file granted to or obtained on behalf of the Company or any of its subsidiaries, and all such returns and reports are correct and complete in all material respects;

         (b) all Taxes shown to be payable on such returns or reports that are due prior to the date hereof have been timely paid;

         (c) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed or, to the Company's knowledge, has been threatened or is likely to be assessed by a taxing authority against the Company or any of its subsidiaries in connection with the Acquired Assets or Assumed Liabilities, other than deficiencies as to which adequate reserves have been provided for in the July Schedule;

         (d) no claim has ever been made by an authority in a jurisdiction where the Company or any of its subsidiaries do not file Tax Returns that any of the Acquired Assets are or may be subject to taxation by that jurisdiction;

         (e) neither the Company nor any subsidiary has been included in any consolidated, combined or unitary Tax Return (other than for a group of which the Company is the common parent) provided for under the laws of the United States, any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired; and neither the Company nor any subsidiary has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise;

         (f) the Company and each subsidiary as of the Closing Date (A) will have paid or accrued all Taxes it is required to pay or accrue in connection with the Acquired Assets and Assumed Liabilities and (B) will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA"), Taxes pursuant to the Federal Unemployment Tax Act ("FUTA"), and other Taxes required to be withheld;

         (g) neither the Company nor any subsidiary has been delinquent in the payment of any Tax, nor has the Company nor any subsidiary executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax;

         (h) no audit or other examination of any Tax Return of the Company or any subsidiary by any Tax authority is presently in progress, nor has the Company or any subsidiary been notified of any request for such an audit or other examination;

         (i) no adjustment relating to any Tax Returns filed by the Company or any subsidiary has been proposed formally or informally by any Tax authority to the Company or any of its subsidiaries or any representative thereof;

         (j) the Company has provided the Buyer with copies of all federal, state, and foreign income and all state sales and use Tax Returns of the Company or any Subsidiary for each of the Company's last fiscal year;

         (k) there are (and, as of immediately following the Closing Date, there will be) no liens or Encumbrances on the Acquired Assets relating to or attributable to Taxes, other than liens for Taxes not yet due and payable;

         (l) neither the Company nor any subsidiary has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company;

         (m) neither the Company nor any subsidiary is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement;

         (n) the Company and the subsidiaries have not been and will not be required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign tax laws as a result of transactions, events or accounting methods employed prior to the Closing Date; and

         (o) none of the Acquired Assets is tax exempt use property within the meaning of Section 168(h) of the Code.

For purposes of this Agreement, "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or other taxing authority, including taxes or other charges on or with respect to net or gross income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

               2.13. Books and Records. The general ledgers and books of account of the Company with respect to the Acquired Assets and the Business, and all other books and records of the Company related to the Acquired Assets and the Business are in all material respects complete and correct and have been maintained in accordance with reasonable business practice and in accordance with all applicable procedures required by laws and regulations.

               2.14. Contracts and Commitments

                    (a) Schedule 2.14(a) attached hereto contains a true, complete and correct list and description of the following contracts and agreements, whether written or oral, which are related to the Business (collectively, the "Contracts"):

                         (i) all pledges, conditional sale or title retention
agreements, security agreements (including but not limited to maintenance agreements), equipment leases and other equipment obligations, other personal property leases and lease purchase agreements to which the Company is a party or by which the Company or any of its property is bound, and all material leases of personal property, whether operating, capital or otherwise, under which the Company is lessor or lessee;

                         (ii) all contracts, agreements, commitments, purchase
orders or other understandings or arrangements to which the Company is a party or by which the Company or any of its property is bound which either involve payments or receipts by the Company of more than $25,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto, or may materially adversely effect the condition (financial or otherwise) or the properties, assets, business or prospects of the Company;

                         (iii) all collective bargaining agreements, employment
and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which the Company is a party;

                         (iv) all agency, distributor, sales representative,
franchise or similar agreements to which the Company is a party;

                         (v) all contracts, agreements or other understandings
or arrangements between the Company and any of its affiliates (as such term is defined in the Securities Act of 1933 and the regulations promulgated thereunder);

                         (vi) all contracts, agreements and other documents or
information relating to past disposal of waste (whether or not hazardous);

                         (vii) all agreements pursuant to which the Company or
its subsidiaries is an end user licensee of commercially available software programs generally available to the public (including without limitation both so-called "shrinkwrap" software and enterprise software) that are in no way a component of or incorporated in any of the Company's or any of its subsidiaries' products that are included in the Business ("Commercial Software Rights");


                         (viii) any other material agreements or contracts
entered into by the Company;

                         (ix) all contracts, agreements and other understandings
or arrangements pursuant to which the Company has rights or obligations related both to the Business and the Electronic Commerce Business (the "Shared Contracts").

                    (b) Except as set forth on Schedule 2.14(b):

                         (i) each Contract that is included in the Assumed
Liabilities (each an "Assumed Contract" and, collectively, the "Assumed Contracts") is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and equitable principles, and the Company has no knowledge that any material Assumed Contract is not a valid and binding agreement of the other parties thereto;

                         (ii) the Company has fulfilled all material obligations
required pursuant to the Assumed Contracts to have been performed by the Company on its part prior to the date hereof, and the Company has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Assumed Contracts which remain to be performed after the date hereof to the extent required to be performed prior to the Closing Date;

                         (iii) the Company is not in material breach of or
material default under any Assumed Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a material breach or material default, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

                         (iv) to the knowledge of the Company, there is no
existing material breach or default by any other party to any Assumed Contract and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

                         (v) the Company is not restricted by any Assumed
Contract from carrying on the Business anywhere in the world; and

                         (vi) the Company has no written or oral Assumed
Contracts to sell products or perform services for the Business which are expected to be performed at, or to result in, a loss.

                    (c) Except as set forth on Schedule 2.2 or Schedule 2.14(b), the continuation, validity and effectiveness of each Assumed Contract, will not be affected by the transfer thereof to the Buyer under this Agreement and all such Assumed Contracts are assignable to the Buyer without consent. True and correct copies of each Assumed Contract have been provided to the Buyer.


               2.15. Compliance with Agreements and Laws. The Company has all material licenses, permits and certificates, including, without limitation, environmental, health and safety permits, from federal, state and local authorities necessary to conduct the Business and own and operate the Acquired Assets (collectively, the "Permits"). Schedule 2.15(a) attached hereto sets forth a true, correct and complete list of all such Permits, copies of which have been provided to the Buyer. Except as set forth on Schedule 2.15(b), to the knowledge of the Company, the Business as conducted by the Company on the date hereof does not, and as conducted on the Closing Date will not, violate any federal, state, local or foreign laws, regulations, ordinances or orders in any material respect (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, hazardous waste, conservation, or corrupt practices but excluding those relating to environmental protection). The Company has not had notice or communication from any federal, state or local governmental or regulatory authority since January 1, 1995 of any such violation or noncompliance and, to the knowledge of the Company, there are no other outstanding notices of any such violation or noncompliance which have not been cured. To the knowledge of the Company, the Company's pricing policies, including those imposed by the Company on distributors and resellers, are in compliance with all federal, state, local or foreign laws, regulations, ordinances and orders.

               2.16. Employee Relations. The Company is in compliance in all material respects with all federal, state and municipal laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes. None of the Company's employees are represented by a union and there have been no union organizing efforts conducted at the Company and none are now being conducted. The Company has not had at any time, nor, to the knowledge of the Company, is there now threatened, any strike or other labor trouble. Schedule 2.16 sets forth a true, correct and complete list as of July 31, 1999 of each employee of the Company working in the Business for a majority of his or her total working time, showing each employee's base compensation, bonuses and other cash compensation. For purposes of this Section 2.16, the term "employee" shall be construed to include sales agents and other independent contractors who spend a majority of their working time in the Business.

               2.17. Employee Benefit Plans.

                    (a) Employee Plans. Schedule 2.17 attached hereto contains a true, correct and complete list of all pension, benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, relating to the employees of the Business (the "Employee Plans"). All Employee Plans comply in all material respects with the requirements prescribed by all statutes, orders or governmental rules or regulations currently in effect and applicable to such Employee Plans. The Company has in all material respects performed all obligations required to be performed by it under the Employee Plans. The Company has not ever been obligated to contribute to any "multiemployer plan," as such term is defined in
Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and has no "defined benefit plan," as such term is defined in Section 3(35) of ERISA.

                    (b) Prohibited Transactions. Neither the Company nor any of its directors, officers, employees or agents, nor any "party in interest" or "disqualified person," as such terms are defined in Section 3 of ERISA and
Section 4975 of the Code, has, with respect to any Employee Plan, engaged in or been a party to any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, in connection with which, directly or indirectly, the Buyer or any of its affiliates, directors or employees or any Employee Plan or any related funding medium could be subject to either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

                    (c) Copies of Employee Plans and Related Documents. True, correct and complete copies of all Employee Plans which have been reduced to writing and written descriptions of all Employee Plans which have not been reduced to writing, and all agreements, including trust agreements and insurance contracts, related to such Employee Plans, and the Summary Plan Description and all modifications thereto for each Employee Plan communicated to employees have been delivered to Buyer.

                    (d) Qualifications; Claims. Each Employee Plan and all amendments thereto intended to qualify under Section 401(a) of the Code have been determined by the Internal

Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501(a) of the Code, and copies of all determination letters with respect to each such Employee Plan have been provided to the Buyer, and nothing has since occurred, or is expected to occur prior to the Closing Date, which might cause the loss of such qualification or exemption. There are no pending claims, suits or other proceedings by present or former employees of the Company or their affiliates, plan participants, beneficiaries or spouses of any of the above, including claims against the assets of any trust, involving any Employee Plan, or any rights or benefits thereunder, other than ordinary and usual claims for benefits by participants or beneficiaries.

               2.18. Employee Indebtedness. Except as set forth on Schedule 2.18 attached hereto, the Company is not indebted, directly or indirectly, to any person who is an employee of the Business or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected in the Company Reports, and no such employee is indebted to the Company, except for advances made to employees of the Company in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

               2.19. Powers of Attorney and Suretyships. Except as set forth on
Schedule 2.19 attached hereto, the Company does not have any powers of attorney outstanding and has no obligation or liability related to the Acquired Assets or Assumed Liabilities, as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership or other entity except as endorser to makers of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

               2.20. Suppliers. Schedule 2.20 attached hereto sets forth a true, correct and complete list of the names and addresses of the twenty (20) suppliers of the Company which accounted for the largest dollar volume of purchases by the Company in connection with the Business during the twelve (12) months ended July 31, 1999. Except as set forth on Schedule 2.20, there has been no actual or threatened termination or cancellation of, and no adverse modification or change in, the business relationship of the Company with any supplier where same would have a Business Material Adverse Effect. The Company has no reason to believe that the benefits of any relationship with any of the suppliers of the Business will not continue after Closing in substantially the same manner as prior to Closing. Except as specified in Schedule 2.20, none of the Company's suppliers of software has announced its intention to cease to maintain, support, update or further enhance such software.

               2.21. Real and Leased Property. The Company does not currently and has not in the past owned any real property in connection with the Business. The Company shall remain liable for any all lease obligations with respect to real property leased in connection with the Business (the "Leased Real Property").

               2.22. Environmental Matters.

                    (a) The Company has complied and is in compliance with all applicable Environmental Laws, except for such noncompliance as could not individually, or in the aggregate, reasonably be expected to have a Business Material Adverse Effect, and the Company has received no written notice, report, communication or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), or any corrective, investigatory or remedial obligations, arising under any applicable Environmental Laws.

                    (b) Without limiting the generality of the foregoing and to the best of the Company's knowledge, none of the following exists at the Leased Real Property, except as set forth on Schedule 2.22 hereto:

                         (i) underground or above-ground storage tanks;

                         (ii) asbestos-containing material in a form or
condition which, if not removed or encapsulated, would constitute a hazard to human health or the environment; or

                         (iii) PCB-containing materials or equipment.

                    (c) The Company does not now, and in the past neither the Company nor its predecessors ever did, maintain, store, use, generate, treat, release, dispose (or cause to be disposed) of Hazardous Substances (other than office products, equipment, supplies and cleaning fluids customarily found in a commercial office setting) in, at, under, upon or from any real property at any time owned, leased, operated or controlled by the Company, including, without limitation, the Leased Real Property.

                    (d) To the best of the Company's knowledge, there have been no releases of Hazardous Substances in, at, under, upon or from any other real property not owned, leased, operated or controlled by the Company that could be reasonably expected to have an impact on the Leased Real Property.

                    (e) Neither the Company nor its predecessors ever utilized any hazardous waste transporters or any treatment, storage or disposal facilitators.

                    (f) The Company is not subject to, nor has it received any notice of, any private, administrative or judicial action, or an intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Substances in, at, under or upon the Leased Real Property, and there are no pending or, to the Company's knowledge, threatened actions or proceedings (or notices or potential actions or proceedings) against the Company from any Governmental Authority regarding any matter relating to any Environmental Laws.

         For the purposes of this Agreement, "Environmental Laws" means all applicable federal, provincial, state and local laws, rules, regulations, ordinances, requirements and common law relating to public health and safety, worker health and safety and pollution and protection of the environment pertaining to (i) treatment, storage, disposal, generation and transportation of toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution, (iii) groundwater and soil contamination, (iv) the release or threatened release into the environment of toxic or hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals, (v) the protection of wild life, marine sanctuaries and wetlands, including, without limitation, all endangered and threatened species, (vi) storage tanks, vessels and containers, (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles, (viii) health and safety of employees and other persons and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or oil or petroleum products or solid or hazardous waste, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, U.S.C. ss.9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901 et seq., the Emergency Planning and Community Right-to Know Act, 42 U.S.C. ss.11001 et seq., the Clean Air Act, 42 U.S.C. ss.7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq., the Toxic Substance Control Act, 15 U.S.C. ss.2601 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.300f et seq., and the Occupational Safety and Health Act, 42 U.S.C. ss.1891 et seq., all as amended, and any regulations, rules, ordinances adopted or publications promulgated pursuant thereto.

         "Hazardous Substances" means (i) hazardous materials, hazardous substances, extremely hazardous substances, toxic substances, hazardous wastes or words of similar import as defined under any Environmental Laws; (ii) petroleum, including without limitation, crude oil or any fraction thereof;
(iii) any radioactive material; (iv) asbestos in any form or condition; (v) polychlorinated byphenyls ("PCBs") or PCB-containing materials; and (vi) any other material, substance or waste to which liability or standards of conduct are currently imposed under any Environmental Laws.

         "Governmental Authority" means any governmental agency, department, bureau, commission or similar body.

               2.23. Warranty and Product Liability Claims. Schedule 2.23 attached hereto contains a true, correct and complete (i) list of all product liability claims made against the Company from January 1, 1995 through the date hereof, the current status of all such claims and the costs of all actions taken in satisfaction of such claims and (ii) summary of the Company's warranty policy. All information relative to such claims and those arising thereafter shall be available to the Buyer from and after the date hereof.

               2.24. Prepayments and Deposits. Schedule 2.24 attached hereto sets forth all prepayments and deposits, which have been received by the Company as of the date specified thereon, from customers for products to be shipped, or services to be performed, after the Closing Date.

               2.25. Disclosure. The representations and warranties made by the Company in this Agreement, in the Exhibits hereto and the Schedules delivered or to be delivered pursuant to this Agreement, taken as a whole, do not contain and will not contain any untrue statement of a material fact, and do not omit and will not omit any material fact, necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Copies of all documents heretofore or hereafter delivered or made available to the Buyer, including, without limitation, the documents disclosed in the Schedules to this Agreement, are complete and accurate copies of such documents.

         3. Representations of the Buyer.

               The Buyer represents and warrants to the Company as follows:

               3.1. Organization and Authority. The Buyer is (a) a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) has all requisite power (corporate and otherwise) and authority to own its properties and to carry on its business as now being conducted and (c) is qualified to do business and in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, has not had and is not reasonably likely to have a Buyer Material Adverse Effect. The Buyer has made available to the Company a complete and correct copy of the certificate of incorporation and bylaws of the Buyer, as amended to date. The certificate of incorporation and bylaws so delivered are in full force and effect. For purposes of this Agreement "Buyer Material Adverse Effect" means a material adverse effect on the financial condition, properties, results of operations or prospects of the Buyer, taken as a whole.

               3.2. Authorization. The Buyer has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Buyer is a party constitute the valid and legally binding obligations of it, enforceable against the Buyer in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and equitable principles. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the charter or Bylaws of the Buyer; or (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator. Schedule 3.2 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement.

               3.3. Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Buyer and which are necessary for the consummation of the transactions contemplated by this Agreement have been, or prior to the Closing Date will be, obtained and satisfied, including, without limitation, filings and approvals pursuant to the HSR Act (as defined below) and Canadian and provincial securities laws.

         4. Access to Information; Public Announcements; Covenants of the
Company

               4.1. Access to Management, Properties and Records. From the date of this Agreement until the Closing Date, the Company shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer access upon reasonable prior notice and during normal business hours to all management personnel, offices, properties, books and records of the Business, for the sole purpose of facilitating the Closing of the transactions contemplated hereunder. The Company shall furnish to the Buyer such financial and operating data and other information as to the Business as the Buyer shall reasonably request. Upon prior approval of the Company, which shall not be unreasonably withheld or delayed, the Buyer shall also have the right to contact the Company's vendors and customers, and other persons having business dealings with the Company for the sole purpose of facilitating the Closing of the transactions contemplated hereunder. The Company shall be entitled to participate in such communications and to make the initial introductions. The activities contemplated by this subsection are hereinafter referred to as "Due Diligence Activities."

               4.2. Confidentiality. All information not previously disclosed to the public or generally known to the persons engaged in the respective businesses of the Buyer or the Company which shall have been furnished by either the Buyer or the Company to the other party in connection with the transactions contemplated hereby or as provided pursuant to this Section 4 shall not be disclosed to any other person other than their respective employees, directors, attorneys, accountants, lenders or financial advisors or other than as contemplated herein. In the event that the transactions contemplated by this Agreement shall not be consummated and upon request by the either party in the case of information disclosed by such party, all such information which shall be in writing shall be returned to the party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared, or destroyed by the receiving party (in which case the receiving party shall provide the disclosing party with a certificate certifying that such documents were destroyed) and neither party shall at any time thereafter disclose to any third parties, or use, directly or indirectly, for its own benefit, any such information, written or oral, about the business of the other party hereto. Notwithstanding the foregoing, the receiving party shall be entitled to retain that portion of such confidential information that the receiving party's counsel advises it is necessary or advisable to be retained for the purposes of any subsequent legal action involving the receiving party and the disclosing party or its shareholders, officers or directors, subject however to all of the confidentiality provisions hereof for so long as such confidential information is retained.

               4.3. Public Announcements. Except as otherwise required by law, the parties agree that prior to the Closing Date any and all general public pronouncements or other general public communications concerning this Agreement and the purchase of the Acquired Assets by the Buyer, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of the Company and the Buyer, provided that the Company and Geac Computer Corporation Limited shall be permitted to make such disclosures as may be required by law or rules of its securities exchange.

               4.4. Third Party Acquisitions.

               (a) The Company agrees that neither it nor any of its subsidiaries nor any of its or its subsidiaries' employees or directors shall, and it shall direct and use its best efforts to cause its and its Subsidiaries' agents and representatives (including any investment banker or other financial advisor and any attorney or accountant retained by it or any of its subsidiaries (collectively, "Company Advisors")) not to, directly or indirectly, initiate, solicit or otherwise facilitate any inquiries in respect of, or the making of any proposal for, a Third Party Acquisition (as defined in clause (b) below). The Company further agrees that neither it nor any of its subsidiaries nor any of its or its subsidiaries' employees or directors shall, and it shall direct and use its best efforts to cause all Company Advisors not to engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Third Party (as defined in clause (b) below) relating to the proposal of a Third Party Acquisition, or otherwise attempt to make or implement a Third Party Acquisition; provided, however, that if at any time prior to the Closing, the Company's Board of Directors determines in good faith, after taking into consideration the written advice of its outside legal counsel, that it is required in order for its members to comply with their fiduciary duties under applicable law, the Company may, in response to an inquiry, proposal or offer for a Third Party Acquisition which was not solicited subsequent to the date hereof, (x) furnish non-public information with respect to the Company to any such person pursuant to a confidentiality agreement on terms substantially similar to the confidentiality agreement entered into between the Company and the Buyer prior to the execution of this Agreement and
(y) participate in discussions and negotiations regarding such inquiry, proposal or offer; and provided, further, that nothing contained in this Agreement shall prevent the Company or the Company's Board of Directors from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any proposed Third Party Acquisition or withdrawing its recommendation to the stockholders of the Company to approve the transactions contemplated herein. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Parties conducted heretofore with respect to any of the foregoing. The Company shall take the necessary steps to promptly inform all Company Advisors of the obligations undertaken in this Section 4.4(a). The Company agrees to notify the Buyer as promptly as reasonably practicable in writing if (i) any inquiries relating to or proposals for a Third Party Acquisition are received by the Company, any of its subsidiaries or any of the Company Advisors, (ii) any confidential or other non-public information about the Company or any of its subsidiaries is requested from the Company, any of its subsidiaries or any of the Company Advisors, or
(iii) any negotiations or discussions in connection with a possible Third Party Acquisition are sought to be initiated or continued with the Company, any of its subsidiaries or any of the Company Advisors indicating, in connection with such notice, the principal terms and conditions of any proposals or offers, and thereafter shall keep the Buyer informed in writing, on a reasonably current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. The Company also agrees promptly to request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any of its subsidiaries, if any, to return all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its subsidiaries.

               (b) Except as permitted by this clause (b), the Company's Board of Directors shall not withdraw its recommendation to the stockholders of the Company to approve the transactions contemplated herein or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the preceding sentence, if the Company's Board of Directors determines in its good faith judgment, after taking into consideration the written advice of its outside legal counsel, that it is required in order for its members to comply with their fiduciary duties under applicable law, the Company's Board of Directors may withdraw its recommendation to its stockholders of the approval of the transactions contemplated hereby, or approve or recommend or cause the Company to enter into an agreement with respect to a Superior Proposal (as defined below); provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless this Agreement is concurrently terminated by its terms pursuant to Section 10.3. For purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any Person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than the Buyer or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of assets comprising the Business, or any part thereof, outside the ordinary course of business; (iii) the acquisition by a Third Party of 50% or more of the outstanding capital stock of the Company and its subsidiaries; or (iv) the adoption by the Company of a plan of partial or complete liquidation or the declaration or payment of an extraordinary dividend. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than 50% of the capital stock of the Company then outstanding or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, or the assets comprising the Business, or any part thereof and outside the ordinary course of business, and otherwise on terms which the Company's Board of Directors by a majority vote determines in its good faith judgment (after consultation with its Financial Adviser or other financial advisors of nationally recognized reputation) to be reasonably capable of being completed (taking into account all material legal, financial, regulatory and other aspects of the proposal and the Third Party making the proposal, including the availability of financing therefor) and more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement.

               4.5. Filings; Other Actions; Notification.

               (a) A vote of the Company's stockholders is required by law in order to consummate the transactions contemplated hereunder. Accordingly, the Company shall promptly prepare and file with the SEC a Proxy Statement (as defined in Section 4.6 below), which shall include the recommendation of the Company's Board of Directors that stockholders of the Company vote in favor of the approval and adoption of this Agreement and the Fairness Opinion. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy Statement to the stockholders of the Company. The Company shall also use its best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the consummations of the transactions contemplated by this Agreement and will pay all expenses incident thereto.

               (b) Upon and subject to the terms and conditions set forth in this Agreement, the Company and the Buyer shall cooperate with each other and use (and shall cause their respective subsidiaries to use) all reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate the transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the transactions contemplated by this Agreement; provided, however, that nothing in this Section 4.5 shall require, or be construed to require, the Company or the Buyer to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Closing Date, any material assets, businesses or any interest in any material assets or businesses of the Buyer, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its material assets or businesses) or to agree to any material change in or material restriction on the operations of any such assets or businesses; provided, further, that nothing in this Section shall require, or be construed to require, a proffer or agreement that would, in the reasonable judgment of the Company or the Buyer, as the case may be, be likely to have a material adverse effect on the anticipated financial condition, properties, business or results of operations of the Company and its subsidiaries or the Buyer and its subsidiaries, as the case may be, after the consummation of the transactions contemplated herein, taken as a whole, in order to obtain any necessary or advisable consent, registration, approval, permit or authorization from any Governmental Entity. Subject to applicable laws relating to the exchange of information, the Buyer and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Buyer or the Company, as the case may be, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement, including the Proxy Statement to the extent it describes the transactions set forth herein. In exercising the foregoing right, the Company and the Buyer shall act reasonably and as promptly as practicable.

               (c) Each of the Company and the Buyer shall, upon request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with filings pursuant to the HSR Act, the Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Buyer, the Company or any of their respective subsidiaries to any governmental entity or other person (including the NASD) in connection with the transactions contemplated by this Agreement.

               (d) Each of the Company and the Buyer shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by the Buyer or the Company, as the case may be, or any of their respective subsidiaries, from any third party and/or any governmental entity alleging that the consent of such third party or governmental entity is or may be required with respect to the transactions contemplated by this Agreement. Each of the Company and the Buyer shall give prompt notice to the other of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (x) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (y) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied and (ii) any failure of the Company or the Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

               4.6. Information Supplied. Each of the Buyer and the Company agrees, as to information provided by itself and its subsidiaries, that none of the information included or incorporated by reference in the proxy statement, if any, delivered by the Company to its stockholders in connection with the transactions contemplated herein and any amendment or supplement thereto (the "Proxy Statement") will, at the time the Proxy Statement is cleared by the SEC, at the date of mailing to stockholders of the Company, and at the time of the Stockholders Meeting (as defined in Section 4.7), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               4.7. Stockholders Meeting. The Company will take, in accordance with applicable laws and its certificate of incorporation and bylaws, all reasonable action necessary to convene a meeting of holders of the capital stock of the Company (the "Stockholders Meeting") as promptly as practicable after the Proxy Statement is cleared by the SEC to consider and vote upon the approval of this Agreement. The Proxy Statement shall include a statement that the Company's Board of Directors approved this Agreement, determined that this Agreement and the transactions contemplated hereby are in the best interests of the Company's stockholders and recommended that the Company's stockholders vote in favor of the transactions contemplated herein, and the Company shall use all reasonable and customary efforts to solicit such approval; provided, however, that if the Company's Board of Directors determines in good faith, after taking into consideration the written advice of its outside legal counsel, that the Proxy Statement not containing such recommendation is required in order for its members to comply with their fiduciary duties under applicable law, then any failure of the Proxy Statement to contain such recommendation shall not constitute a breach of this Agreement.

               4.8. Cooperation Regarding Shared Contracts. The Buyer and the Company agree to use best efforts to reach mutually acceptable arrangements with respect to the Shared Contracts pursuant to which (i) the rights and obligations of the Company under the Shared Contracts relating to the Business would be transferred, assigned or otherwise made available on a stand-alone basis (i.e., in a manner that does not involve the Company) to the Buyer and (ii) the rights and obligations of the Company under the Shared Contracts relating to the Electronic Commerce Business would be retained or otherwise made available to the Company.

               4.9. Effect of Termination and Abandonment

               (a) If a proposal by a Third Party for a Third Party Acquisition has been publicly announced the Buyer shall have terminated this Agreement pursuant to Section 10.3 (a) or (b), the Company shall pay to the Buyer within two (2) business days of such termination an amount equal to $1,400,000 plus all out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Buyer in connection with the negotiation, drafting and execution of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated herein.

               (b) The Company acknowledges that the agreements contained in
Section 4.9 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Buyer would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amounts required pursuant to Section 4.9 and, in order to obtain such payment the Buyer commence a suit which results in a final non-appealable judgment against the Company for such amounts, the Company shall pay to the Buyer (i) its costs and expenses (including attorneys' fees) in connection with such suit and (ii) if (and only if) this Agreement has been terminated pursuant to Section 10.3, interest on the amount at the rate announced by Citibank, N.A. as its "reference rate" in effect on the date such payment was required to be made.

         5. Pre-Closing Covenants of the Company

               5.1. Conduct of Business. The Company shall carry on the Business substantially in the same manner as heretofore and, without the consent of the Buyer (which shall not be unreasonably withheld or delayed), shall not make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation; shall not ship, purchase or deliver any quantity of products less than or in excess of normal shipment or delivery levels; and shall continue to pay all vendors and suppliers in the ordinary course of business consistent with the Company's past practices in connection with the Business. All of the property of the Company comprising the Acquired Assets shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

               5.2. Absence of Material Changes. Without the prior written consent of the Buyer, the Company shall not: (a) take any action to amend its charter documents or bylaws in a manner which would adversely impact the Business or this transaction; (b) incur any obligation or liability with respect to the Business (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the ordinary course of the Business; (c) mortgage, pledge, or subject to any lien, charge or any other encumbrance (other than purchase money security interests arising in the ordinary course of business) any of the Acquired Assets; (d) sell, assign, or transfer any of its assets, except for sales or licensing in the ordinary course of business, which comprise the Acquired Assets; (e) cancel any debts or claims of the Business, except in the ordinary course of the Business; (f) merge or consolidate with or into any corporation or other entity; (g) make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its employees of the Business; (h) make any election or give any consent under the Code or the tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due in connection with the Acquired Assets; (i) waive any rights of material value related to the Acquired Assets or the Business; (j) modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount and are related to the Business; (k) take or permit any act or omission constituting a material breach or default under any contract, indenture or agreement by which the Business or the Acquired Assets are bound; (l) enter into any lease, contract, agreement or understanding on behalf of the Business, other than those entered into in the ordinary course of business; (m) incur any capital expenditure in excess of $5,000 in any single instance or $20,000 in the aggregate in connection with the Business; (n) change the Company's methods of inventory valuation with respect to the Business or the Acquired Assets; or (o) commit or agree to do any of the foregoing in the future.

               5.3. Continued Truth of Representations and Warranties. The Company will not take any action which would result in any of the representations or warranties set forth in Section 2 hereof being untrue in any material respect.

               5.4. Reports, Taxes. The Company will duly and timely file all reports or returns required to be filed with federal, state, local and foreign authorities and will promptly pay all federal, state, local and foreign taxes, assessments and governmental charges levied or assessed upon it in connection with the Business or any of the Acquired Assets (unless contesting such in good faith and adequate provision has been made therefor).

               5.5. Communications with Customers and Suppliers. The Company will continue to accept customer orders related to the Business in the ordinary course of business and consistent with past practice for all products related to the Business and offered by the Company but expected to be shipped after the Closing Date. The Company and the Buyer will cooperate in communications with suppliers and customers in connection with the transfer of the Acquired Assets to the Buyer on the Closing Date.

         6. Efforts to Obtain Satisfaction of Conditions

               The Company and the Buyer each covenant and agree to use all commercially reasonable efforts to obtain the satisfaction of the conditions specified in this Agreement.

         7. Conditions to Obligations of the Buyer

               The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date (or, in the case of the condition precedent set forth in Section 7.12 on or before the date specified therein), of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

               7.1. Continued Truth of Representations and Warranties of the Company; Compliance with Covenants and Obligations. The representations and warranties of the Company shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Buyer. The Company shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date. Notwithstanding the foregoing, the materiality qualifications in the preceding two sentences shall not apply to any representation, warranty, term, condition, covenant, obligation, agreement or restriction that is itself qualified by materiality. At the Closing, the Company shall have delivered to the Buyer a certificate signed by the President of the Company as to its compliance with this Subsection 7.1.

               7.2. Corporate Proceedings and Shareholder Approval. All corporate, Board of Directors, shareholder and other proceedings required to be taken to authorize the Company to carry out this Agreement and the transactions contemplated hereby, and to convey, transfer, assign and deliver the Acquired Assets to the Buyer, shall have been taken.

               7.3. The Acquired Assets. At the Closing the Buyer shall receive good, clear, record and marketable title to the Acquired Assets, free and clear of all liens, liabilities (including taxes), security interests and encumbrances of any kind or nature whatsoever.

               7.4. Governmental Approvals. All governmental agencies, department, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Company or the Buyer of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions, including, without limitation, consents of the Department of Justice and Federal Trade Commission required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and filings and approvals from the SEC.

               7.5. Consent of Third Parties. The Company shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Company to consummate the transactions contemplated by this Agreement, including without limitation, those set forth on Schedule 2.2 attached hereto.

               7.6. Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or, to the knowledge of the Company, threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might materially and adversely affect the right of the Buyer to own or operate the Acquired Assets after the Closing.

               7.7. Opinion of Counsel. The Buyer shall have received an opinion of Womble Carlyle Sandridge & Rice PLLC, counsel to the Company, dated as of the Closing Date, in substantially the form attached hereto as Exhibit C, and as to such other matters as may be reasonably requested by the Buyer or its counsel.

               7.8. Material Adverse Change. There shall have been no Business Material Adverse Effect from and after the date hereof through the Closing Date.

               7.9. Trademark License Agreement. On or prior to the Closing Date, the Company shall have executed and delivered to the Buyer a Trademark License Agreement in the form attached hereto as Exhibit D (the "Trademark License Agreement"), which shall provide that, for a period of six months after the Closing, the Buyer may refer to the Business and the Acquired Assets as "the former Financial, Enterprise Resources Planning and Human Resource business of the Clarus Corporation" or a mutually acceptable derivation thereof, and the Buyer to refer to the Company by name.

               7.10. Intentionally Omitted.

               7.11. Fulfillment of Closing Conditions in IP Asset Purchase Agreement. On or prior to the Closing, the Company shall have fulfilled all conditions to Closing set forth in the IP Asset Purchase Agreement.

               7.12. Execution of the Stockholders Agreement. On or prior to August 26, 1999, all of the Signatory Stockholders shall have executed and delivered the Stockholders Agreement.

               7.13. Intentionally Omitted.

               7.14. Closing Deliveries. The Buyer shall have received at or prior to the Closing all documents set forth in this Section 7 and such other documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

                    (a) an executed Bill of Sale in substantially the form attached hereto as Exhibit E (the "Bill of Sale");

                    (b) an executed Instrument of Assumption;

                    (c) such other instruments of transfer and conveyance, in form and substance reasonably satisfactory to counsel for the Buyer, as the Buyer shall reasonably request to effectively vest in the Buyer all of the right, title and interest in the Acquired Assets;

                    (d) all technical data, formulations, product literature and other documentation relating to the Acquired Assets;

                    (e) such contracts, files and other data and documents pertaining to the Acquired Assets as the Buyer may reasonably request;

                    (f) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing of the Company in Delaware;

                    (g) a certificate of the Secretaries of State for each jurisdiction in which the Company is qualified to do business as to the legal existence and good standing of the Company in each such jurisdiction;

                    (h) a certificate signed by the Secretary of the Company attesting to the incumbency of the Company's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents and bylaws delivered pursuant to Section 2.1; and

                    (i) such other documents, instruments or certificates necessary to accomplish the transactions set forth herein as the Buyer may reasonably request.

         8. Conditions to Obligations of the Company

               The obligations of the Company under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Company:

               8.1. Continued Truth of Representations and Warranties of the Buyer; Compliance with Covenants and Obligations. The representations and warranties of the Buyer in this Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Company. The Buyer shall have each performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date. Notwithstanding the foregoing the materiality qualifications in the preceding two sentences shall not apply to any representation, warranty, term, condition, covenant, obligation, agreement or restriction that is itself qualified by materiality. At the Closing, the Buyer shall have delivered to the Company a certificate signed by the President of the Buyer as to the Buyer's compliance with this Section 8.1.

               8.2. Company Proceedings. All corporate, Board of Directors, shareholder and other proceedings required to be taken to authorize the Buyer to carry out this Agreement and the transactions contemplated hereby shall have been taken.

               8.3. Governmental Approvals. All governmental agencies (including Canadian and provincial agencies and authorities), departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer or the Company of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions, including, without limitation, consent of the Department of Justice and Federal Trade Commission as required pursuant to the HSR Act.

               8.4. Consents of Third Parties. The Buyer shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer to consummate the transactions contemplated by this Agreement.

               8.5. Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Company to transfer the Acquired Assets.

               8.6. Opinion of Counsel. The Company shall have received (i) an opinion of Shelley Isenberg, general counsel of the Buyer, dated as of the Closing Date, in substantially the form attached as Exhibit F-1, and (ii) an opinion of Epstein Becker & Green, P.C., special counsel to the Buyer, dated as of the Closing Date, in substantially the form attached hereto as Exhibit F-2, and as to such other matters as may be reasonably requested by the Company or its counsel.

               8.7. Fulfillment of Closing Conditions in IP Asset Purchase Agreement. On or prior to the Closing, the IP Buyer shall have fulfilled all conditions to Closing set forth in the IP Asset Purchase Agreement.

               8.8. Execution of the Indemnification Agreement. On or prior to the Closing, the Buyer and the IP Buyer shall have executed and delivered the Indemnification Agreement.

               8.9. Closing Deliveries. The Company shall have received at or prior to the Closing all documents set forth in this Section 8 and such other documents, instruments or certificates as the Company may reasonably request including, without limitation:

                    (a) such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section 8 as the Company shall reasonably request;

                    (b) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing of the Buyer;

                    (c) a certificate of the Secretary of State of the State of Georgia as to the legal existence and good standing of the Buyer;

                    (d) a certificate signed by an authorized representative of the Buyer attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement;

                    (e) a certificate signed by an authorized representative of the Buyer attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement and the authenticity and continuing validity of the certificate of incorporation and bylaws (or similar governing documents) delivered pursuant to Section 3.1;

                    (f) the Cash Payment;

                    (g) an executed Instrument of Assumption;

                    (h) an executed Bill of Sale;

                    (i) an executed Trademark License Agreement; and

                    (j) such other documents, instruments or certificates as the Company may reasonably request.

               8.10. Stockholder Approval. All shareholder approvals required to authorize the Company to carry out this Agreement and the transactions contemplated hereby, and to convey, transfer, assign and deliver the Acquired Assets to the Buyer, shall have been obtained.

         9. Post-Closing Agreements

               The Company agrees that from and after the Closing Date:

               9.1. Proprietary Information. The Company shall hold in confidence all knowledge and information of a secret or confidential nature with respect to the terms of this Agreement and the agreements contemplated hereby or the Business of the Company and not to disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Company. The Company agrees that the remedy at law for any breach of this Subsection 9.1 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Subsection 9.1.

               9.2. Limitation on Use of Name. From and after the Closing Date, neither the Company nor any affiliate thereof shall use the name "SQL" or any derivation thereof in connection with any business related to, competitive with, or an outgrowth of, the Business as it is conducted on the date hereof, or in any new venture to which the Company, or any affiliate thereof, is a party.

               9.3. Non-Competition Agreement.

                    (a) For a period of five (5) years after the Closing Date, the Company shall not, directly or indirectly, within the United States, Canada and Mexico (i) engage in any business competitive with the Business of the Company as of the Closing Date, (ii) solicit customers, business, patronage or orders for, or sell any products, or perform any services which are, directly or indirectly, competitive with the products sold by and services rendered by the Business as of the Closing Date, or (iii) directly or indirectly hire, solicit for employment or encourage to leave the employment of the Buyer any of the employees of the Company who become employed by the Buyer pursuant to Section
1.5 herein unless such employees have ceased to be employed by the Buyer for at least six months.

                    (b) For a period of five (5) years after the Closing Date, the Buyer shall not, directly or indirectly, hire, solicit for employment or encourage to leave the employment of the Company any of the employees of the Company not listed on the ERP List unless such employees have ceased to be employed by the Company for at least six (6) months.

                    (c) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Subsection
9.3 are reasonable. In the event that any court determines that the duration or geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every province of Canada. The parties also agree that damages are an inadequate remedy for any breach of this provision and that the Buyer or the Company, as the case may be, shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

               9.4. Sharing of Data.

                    (a) The Company shall have the right for a period of six (6) years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the Business and the Acquired Assets prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer shall have the right for a period of six (6) years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar records which are retained by the Company pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the Business or Acquired Assets transferred to the Buyer hereunder or is otherwise needed by the Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations.

                    (b) The Company and the Buyer agree that from and after the Closing Date they shall cooperate fully with each other to facilitate the transfer of the Acquired Assets from the Company to the Buyer and the operation thereof by the Buyer. Each party acknowledges and agrees that the transition contemplated by the preceding sentence may take up to sixty (60) days following the Closing Date, during which time the Company shall provide the Buyer with reasonable access to the Company's senior management for the purposes of facilitating the transfer of the Business and Acquired Assets to the Buyer.

               9.5. Cooperation of the Company. The Company will cooperate with the Buyer in furnishing information or other assistance reasonably requested in connection with any actions, proceedings, arrangements or disputes involving the Business or Acquired Assets and based upon contracts, arrangements, property rights, acts or omissions of the Company which were in effect or carried on prior to the Closing Date.

               9.6. Cooperation of the Buyer. The Buyer will cooperate with the Company in furnishing information or other assistance reasonably requested in connection with any actions or proceedings required by the Company in order to collect the Uncollected Non-LT A/R and Uncollected LT A/R upon the expiration of the respective Collection Periods.

               9.7. Buyer's Use of Premises for the Business. The Company hereby grants to the Buyer a rent-free license to use the current office space utilized by the Company for the

Business and located at 3970 Johns Creek Court, Suwanee, Georgia, for a period of up to ninety (90) days after the Closing Date. The Buyer hereby agrees to (i) abide by the terms of the Company's lease and the rules and regulations associated with such office building(s); (ii) pay to the Company its proportionate share of the reasonable operating costs associated with such license, including, without limitation, utilities, taxes and cleaning fees; and
(iii) cooperate and provide full access to the Company for the purpose of the Company subletting such space after the termination of the license granted herein. The Company shall maintain its current insurance coverage for all such facilities and the Buyer agrees to reimburse the Company for the proportionate cost thereof. The Company shall invoice the Buyer for its share of such operating and insurance costs once per month, which shall be due and payable within thirty (30) days after the date of such invoice. The parties agree that the Company shall designate a certain amount of space for use by the Buyer and that Buyer will not exceed such allotted space, nor will the Buyer move the office of more than five (5) managers of the Buyer or its affiliates to such facility and the Buyer may replace any employee of the Company who terminates his or her employment with the Company with employees of the Buyer or its affiliates.

               9.8. Onyx Software and Customer Database. The Company shall provide to the Buyer electronic reports generated by the Company's software currently known as "Onyx" and the predecessor software to "Onyx" for a period of 180 days after the Closing in order for Buyer to transfer and utilize the Company's customer database(s) related to the Business (the "Customer Database"). The Company will assist the Buyer in the electronic migration of the Customer Database to the Buyer's system (it being understood that such assistance shall not involve travel by any of the Company's employees and shall not extend beyond 90 days after the Closing). The Company further agrees that, within such 180 day period, the Company will provide a true and complete copy of all customer information related to the Business contained in the Customer Database to the Buyer, it being understood that Buyer will have all ownership rights to such copy of the Customer Database to the extent related to the Business.

               9.9. Limited License to the Company to use the software comprising the Acquired Assets. The Buyer hereby grants to the Company a paid-up, non-exclusive, royalty-free, worldwide, irrevocable, perpetual license to use the software programs set forth on Schedule 9.9 solely for the Company's internal use and subject to the terms and conditions set forth in the Software License Agreement attached hereto as Exhibit G.

               9.10. Electronic Commerce Distribution Rights; Fusion. The Company and the Company hereby agree that the parties intend for the Buyer to acquire the distribution rights to the products and services currently comprising the Company's Electronic Commerce business, including use of so-called "Fusion" software. To this end, the Buyer and the Company agree that, during the six months after the Closing Date, each will negotiate in good faith to determine the scope and cost of such distribution rights, provided that failure to reach agreement shall have no impact on this Agreement.

         10. Termination of Agreement; Option to Proceed; Damages

               10.1. Termination by Lapse of Time. This Agreement shall terminate at 5:00 p.m., Boston Time, on (a) October 15, 1999 if the Company has not set a date for its Stockholders' Meeting and mailed all materials required by law for such meeting or (b) November 5, 1999, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of the Company and the Buyer.

               10.2. Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the Company and the Buyer. In the event of such termination by agreement, the Buyer shall have no further obligation or liability to the Company under this Agreement, and the Company shall have no further obligation or liability to the Buyer under this Agreement.

               10.3. Termination by Reason of Breach. This Agreement may be terminated by the Company if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Buyer or the failure by the Buyer to perform any condition or obligation hereunder (a "Pre-Closing Breach"). This Agreement may be terminated by the Buyer if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Company or the failure of the Company to perform any condition or obligation hereunder. Subject to Section 4.9 herein, this Agreement may be terminated by either the Company or the Buyer if at any time prior to the Closing: (a) the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement and the transactions contemplated herein, (b) Company enters into a binding written agreement with respect to a Superior Proposal, or (c) the IP Asset Purchase Agreement is terminated.

               10.4. Availability of Remedies at Law. In the event this Agreement is terminated by the Buyer or the Company pursuant to the provisions of Section 10.3 (other than as permitted pursuant to Section 4.4(b)), the parties hereto shall have available to them all remedies afforded to them by applicable law or in equity, including, without limitation, claims for specific performance and other equitable remedies.

         11. Dispute Resolution

               11.1. General. In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement, including, without limitation, the occurrence of a Pre-Closing Breach, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 11.

               11.2. Consent of the Parties. In the event of any dispute between the parties with respect to any matter covered by this Agreement or any of the agreements entered into in connection herewith, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within sixty (60) calendar days after the commencement of efforts to resolve the dispute, the dispute will be submitted to arbitration in accordance with this Section 11.

               11.3. Arbitration.

                    (a) The Buyer, on the one hand, or the Company, on the other hand, may submit any matter referred to in Section 11.2 hereof to arbitration by notifying the other parties hereto, in writing, of such dispute. Within 10 days after receipt of such notice, the Buyer and the Company shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties hereto cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected by the American Arbitration Association's Boston office if the arbitration is initiated by the Company and selected by the American Arbitration Association's Atlanta office if initiated by the Buyer. The arbitrator so designated shall not be an employee, consultant, officer, director or stockholder of any party hereto or any Affiliate of any party to this Agreement.

                    (b) Within 15 days after the designation of the arbitrator, the arbitrator, the Buyer and the Company shall meet, at which time the Buyer and the Company shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

                    (c) The arbitrator shall set a date for a hearing, which shall be no later than 30 days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by the Buyer and the Company. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the American Arbitration Association; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

                    (d) The arbitrator shall use his best efforts to rule on each disputed issue within 30 days after the completion of the hearings described in paragraph (c) above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto.

                    (e) Any arbitration pursuant to this Section 11 shall be conducted in Boston if initiated by the Company and Atlanta if initiated by the Buyer. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and commit themselves to the jurisdiction of the courts of the State of Georgia for purposes of the enforcement of any arbitration award.

         12. Brokers

               12.1. For the Company. The Company represents and warrants that other than US Bancorp Piper Jaffray no person, firm or corporation has acted in the capacity of broker or finder on its or their behalf to bring about the negotiation of this Agreement. The Company agrees to indemnify and hold harmless the Buyer against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Company.

               12.2. For the Buyer. The Buyer represents and warrants that no person, firm or corporation has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement. The Buyer agrees to indemnify and hold harmless the Company against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

         13.  Notices

               Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally, by telecopy, or sent by federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

               To the Buyer:    Geac Computer Systems, Inc.
                                c/o Geac Computer Corporation Limited
                                11 Allstate Parkway
                                Suite 300
                                Markham, Ontario
                                L3R 9T8
                                Attn: General Counsel
                                Fax: (905) 940-3705

               With a copy to:  Gabor Garai, Esq.
                                Epstein Becker & Green, P.C.
                                75 State Street
                                Boston, MA  02109
                                Fax: (617) 342-4001

               To the Company:  Clarus Corporation
                                3970 Johns Creek Court
                                Suite 100
                                Suwanee, GA  30024
                                Attn: Stephen P. Jeffery, President and CEO
                                Fax:  (770) 291-8573

               With a copy to:  Sharon L. McBrayer, Esq.
                                Womble Carlyle Sandridge & Rice PLLC
                                1201 West Peachtree Street, NW
                                Suite 3500
                                Atlanta, GA 30309
                                Fax: (404) 870-4825

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date actually delivered, if delivered personally, by overnight courier or by telecopy or (b) three business days after being sent, if sent by registered or certified mail.

         14. Successors and Assigns

               This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer, on the one hand, and the Company, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer or the Company from any obligation or liability under this Agreement.

         15. Entire Agreement; Amendments; Attachments

               The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement. This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties hereto may amend or modify this Agreement by a written instrument executed by the Buyer or the Company.

         16. Severability

               Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

         17. Expenses

               Except as otherwise expressly provided herein, the Buyer, on the one hand, and the Company, on the other hand, will pay all other fees and expenses incurred by them in connection with the transactions contemplated hereunder.

         18. Governing Law

               This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         19. Section Headings

               The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

         20. Counterparts

               This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

         21. Definition of Knowledge

               The term "knowledge" as used in the phrases "to the knowledge of the Company", "to the Company's knowledge" or any other similar phrase attributing knowledge to the Company means the actual knowledge of the officers and key employees (i.e., vice presidents and above) of the Company after reasonable inquiry.

         22. Construction

               In the construction of this Agreement general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

         23. Defined Terms
------------------------------------------- ------------------------------------
DEFINED TERM                                SECTION
------------------------------------------- ------------------------------------
"Accounts Receivable"                       Section 2.11
------------------------------------------- ------------------------------------
"Agreement"                                 Introduction
------------------------------------------- ------------------------------------
"Acquired Assets"                           Section 1.1
------------------------------------------- ------------------------------------
"A/R Certificate"                           Section 1.9(g)
------------------------------------------- ------------------------------------
"Assumed Contracts"                         Section 2.14(b)(i)
------------------------------------------- ------------------------------------
"Assumed Liabilities"                       Section 1.4(a)
------------------------------------------- ------------------------------------
"Bill of Sale"                              Section 7.14(a)
------------------------------------------- ------------------------------------
"Blue Sky"                                  Section 4.5(a)
------------------------------------------- ------------------------------------
"Business"                                  Introduction
------------------------------------------- ------------------------------------
"Business Material Adverse Effect"          Section 2.6
------------------------------------------- ------------------------------------
"Buyer"                                     Introduction
------------------------------------------- ------------------------------------
"Buyer Material Adverse Effect"             Section 3.1
------------------------------------------- ------------------------------------
"Cash Payment"                              Section 1.3(b)(i)
------------------------------------------- ------------------------------------
"Clarus Commerce"                           Introduction
------------------------------------------- ------------------------------------
"Clarus E Procurement"                      Introduction
------------------------------------------- ------------------------------------
"Closing"                                   Section 1.7
------------------------------------------- ------------------------------------
"Closing A/R"                               Section 2.11
------------------------------------------- ------------------------------------
"Closing Date"                              Section 1.7
------------------------------------------- ------------------------------------
"Collection Periods"                        Section 1.9(a)
------------------------------------------- ------------------------------------
"Commercial Software Rights"                Section 2.14(a)(vii)
------------------------------------------- ------------------------------------
"Company"                                   Introduction
------------------------------------------- ------------------------------------
"Company Advisors"                          Section 4.4(a)
------------------------------------------- ------------------------------------
"Company's Board of Directors"              Introduction
------------------------------------------- ------------------------------------
"Company Reports"                           Section 2.6(a)
------------------------------------------- ------------------------------------
"Confidentiality Agreements"                Section 1.1(viii)
------------------------------------------- ------------------------------------
"Contracts"                                 Section 2.14(a)
------------------------------------------- ------------------------------------
"Current Maturities of Debt"                Section 1.4(b)
------------------------------------------- ------------------------------------
"Customer Database"                         Section 9.8
------------------------------------------- ------------------------------------
"Debt, Net of Current Maturities"           Section 1.4(b)
------------------------------------------- ------------------------------------
"Defined Benefit Plan"                      Section 2.17(a)
------------------------------------------- ------------------------------------
"Disputed Account"                          Section 1.9(d)
------------------------------------------- ------------------------------------
"Disqualified Person"                       Section 2.17(b)
------------------------------------------- ------------------------------------
"Due Diligence Activities"                  Section 4.1
------------------------------------------- ------------------------------------
"Electronic Commerce A/R"                   Section 1.9(e)
------------------------------------------- ------------------------------------
"Electronic Commerce Business"              Introduction
------------------------------------------- ------------------------------------
"Employee"                                  Section 2.16
------------------------------------------- ------------------------------------
"Employee Bonuses"                          Section 1.5(c)
------------------------------------------- ------------------------------------
"Employee Plans"                            Section 2.17(a)
------------------------------------------- ------------------------------------
------------------------------------------- ------------------------------------
"Encumbrances"                              Section 2.3
------------------------------------------- ------------------------------------
"Environmental Laws"                        Section 2.22
------------------------------------------- ------------------------------------
"ERISA"                                     Section 2.17(a)
------------------------------------------- ------------------------------------
"ERP List"                                  Section 1.5(a)
------------------------------------------- ------------------------------------
"Escrow"                                    Section 1.3(b)(ii)
------------------------------------------- ------------------------------------
"Escrow Agreement"                          Section 1.3(b)(ii)
------------------------------------------- ------------------------------------
"Escrow Amount"                             Section 1.3(b)(ii)
------------------------------------------- ------------------------------------
"Fairness Opinion"                          Section 1.10
------------------------------------------- ------------------------------------
"FICA"                                      Section 2.12(f)
------------------------------------------- ------------------------------------
"Financial Advisor"                         Section 1.10
------------------------------------------- ------------------------------------
"First Collection Period"                   Section 1.9(a)
------------------------------------------- ------------------------------------
"Fixed Assets"                              Section 2.9
------------------------------------------- ------------------------------------
"Fusion"                                    Section 9.10
------------------------------------------- ------------------------------------
"FUTA"                                      Section 2.12(f)
------------------------------------------- ------------------------------------
"Governmental Authority"                    Section 2.22
------------------------------------------- ------------------------------------
"Hazardous Substances"                      Section 2.22
------------------------------------------- ------------------------------------
"HSR Act"                                   Section 7.4
------------------------------------------- ------------------------------------
"Initial Balance Sheet"                     Section 1.4(b)
------------------------------------------- ------------------------------------
"Initial Asset/Liability Schedule"          Section 1.4(b)
------------------------------------------- ------------------------------------
"Instrument of Assumption"                  Section 1.4(a)
------------------------------------------- ------------------------------------
"Insurance Policies"                        Section 2.8
------------------------------------------- ------------------------------------
"July Schedule"                             Section 2.6(b)
------------------------------------------- ------------------------------------
"Knowledge"                                 Section 21
------------------------------------------- ------------------------------------
"Leased Real Property"                      Section 2.21
------------------------------------------- ------------------------------------
"Long-Term Closing A/R"                     Section 1.9(f)
------------------------------------------- ------------------------------------
"Multiemployer Plan"                        Section 2.17(a)
------------------------------------------- ------------------------------------
"New Receivable"                            Section 1.9(d)
------------------------------------------- ------------------------------------
"Non-LT Closing A/R"                        Section 1.9(f)
------------------------------------------- ------------------------------------
"Onyx"                                      Section 9.8
------------------------------------------- ------------------------------------
"Other"                                     Section 22
------------------------------------------- ------------------------------------
"Party In Interest"                         Section 2.17(b)
------------------------------------------- ------------------------------------
"Permits"                                   Section 2.15
------------------------------------------- ------------------------------------
"Person"                                    Section 4.4(b)
------------------------------------------- ------------------------------------
"Pre-Closing Breach"                        Section 10.3
------------------------------------------- ------------------------------------
"Proxy"                                     Introduction
------------------------------------------- ------------------------------------
"Proxy Statement"                           Section 4.6
------------------------------------------- ------------------------------------
"Purchase Price"                            Section 1.3(a)
------------------------------------------- ------------------------------------
"Reference Rate"                            Section 4.9(b)
------------------------------------------- ------------------------------------
"Second Collection Period"                  Section 1.9(a)
------------------------------------------- ------------------------------------
"Shared Contracts"                          Section 2.14(a)(ix)
------------------------------------------- ------------------------------------
"Signatory Stockholders"                    Introduction
------------------------------------------- ------------------------------------
"SQL"                                       Section 9.2
------------------------------------------- ------------------------------------
"Stockholders Agreement"                    Introduction
------------------------------------------- ------------------------------------
"Stockholder's Meeting"                     Section 4.7
------------------------------------------- ------------------------------------
"Superior Proposal"                         Section 4.4(b)
------------------------------------------- ------------------------------------
"Taxes"                                     Section 2.12
------------------------------------------- ------------------------------------
"Third Party"                               Section 4.4(b)
------------------------------------------- ------------------------------------
"Third Party Acquisition"                   Section 4.4(b)
------------------------------------------- ------------------------------------
"Trademark License Agreement"               Section 7.9
------------------------------------------- ------------------------------------
"Uncollected LT A/R                         Section 1.9(c)
------------------------------------------- ------------------------------------
"Uncollected Non-LT A/R"                    Section 1.9(b)
------------------------------------------- ------------------------------------

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.


                                            CLARUS CORPORATION


                                            By: _____________________________

                                            Title: __________________________




                                            GEAC COMPUTER SYSTEMS, INC.


                                            By: _____________________________

                                            Title: __________________________